Exhibit (a)(6)

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

(PROVIDA PENSION FUND ADMINISTRATOR INC.)

PURSUANT TO THE U.S. OFFER TO PURCHASE

DATED AUGUST 29, 2013

BY

METLIFE CHILE ACQUISITION CO. S.A.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

METLIFE, INC.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON

SEPTEMBER 27, 2013, UNLESS THE U.S. OFFER IS EXTENDED.

August 29, 2013

To Our Clients:

Enclosed for your consideration are an offer to purchase and a letter of transmittal corresponding the offer (the “U.S. Offer”) by MetLife Chile Acquisition Co. S.A., a Chilean closed corporation (sociedad anónima cerrada) (“Purchaser”) that is an indirect wholly-owned subsidiary of MetLife, Inc., a Delaware corporation (“MetLife”), to purchase:

(i) up to 100% of the issued and outstanding Common Shares, without par value, of Administradora de Fondos de Pensiones Provida S.A. (“Provida”), a Chilean corporation (sociedad anónima) (collectively the “Common Shares” and each a “Common Share”), that are held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended), and

(ii) up to 100% of the outstanding American Depositary Shares of Provida, each representing fifteen (15) Common Shares (collectively the “ADSs” and each an “ADS”), from all holders, wherever located,

for U.S. $6.1476 per Common Share, and U.S. $92.2140 per ADS, in each case, in cash, without interest, payable in U.S. dollars (or in Chilean pesos upon a valid election by a tendering security holder), and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms set forth in the U.S. Offer to Purchase, dated as of August 29, 2013 (the “U.S. Offer to Purchase”), and in the related the Letter of Transmittal.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.

Your attention is directed to the following:

1.	The U.S. Offer commenced on August 29, 2013 and will expire at 11:59 p.m., New York City time, on September 27, 2013, unless extended.

2.	No subsequent offering period pursuant to Rule 14d-11 of the Exchange Act is currently contemplated following the expiration of the initial offering period of the U.S. Offer.

3.	Simultaneously with the U.S. Offer, Purchaser is making an offer in accordance with the mandatory tender offer rules of the Republic of Chile to purchase up to 100% of the Common Shares from all holders of Common Shares, wherever located (the “Chilean Offer,” and together with the U.S. Offer, the “Offers”), for the same price and on substantially the same terms as the Common Shares offered to be purchased pursuant to the U.S. Offer.

4.	The U.S. Offer is open to all holders of ADSs, wherever located, including Chilean-resident holders, and to all holders of Common Shares who are U.S. holders. Holders of Common Shares who are not U.S. holders may only tender their Common Shares into the Chilean Offer. The Chilean Offer is open to all holders of Common Shares, wherever located, including U.S. holders.

5.	The U.S. Offer is subject to the satisfaction or waiver of various conditions described in “The U.S. Offer—Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

6.	Holders of Common Shares that tender into the U.S. Offer may elect to receive all (but not part) of the purchase price of Common Shares purchased (less the amount of any fees, expenses and withholding taxes that may be applicable) by wire transfer of Chilean pesos. U.S. holders will not be charged an additional amount if such holders elect to receive payment of the purchase price in Chilean pesos. U.S. dollars will be converted to Chilean pesos by the Purchaser at the exchange rate (dólar observado) in effect on September 30, 2013, as published by the Chilean Central Bank (Banco Central de Chile) in the Chilean Official Gazette pursuant to No. 6 of Chapter I of the Compendio de Normas de Cambios Internacionales of the Chilean Central Bank. If holders of Common Shares do not elect to receive Chilean pesos, such holders will receive payment in U.S. dollars.

7.	Purchaser will not pay any fees or commissions to any broker or other securities intermediary or person (other than the U.S. Information Agent and the U.S. Tender Agent, as described in the U.S. Offer to Purchase, see “The U.S. Offer—Fees and Expenses”) for soliciting tenders of Common Shares pursuant to the U.S. Offer.

8.	If required by U.S. federal income tax laws, the U.S. Tender Agent generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer (see the section entitled “Backup Withholding; IRS Forms” of the ADS Letter of Transmittal).

9.	To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the U.S. Tender Agent at one of its addresses set forth at the end of this letter as soon as possible and in any event before 11:59 p.m., New York City time, on the Expiration Date, unless the U.S. Offer is extended.

a.	In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of Purchaser’s ADSs in the U.S. Offer, the ADSs must be tendered by the holder’s securities intermediary before 11:59 p.m., New York City time, on the Expiration Date. Further, before 11:59 p.m., New York City time, on the Expiration Date, and the U.S. Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADS into the U.S. Tender Agent’s account at DTC and (ii) an Agent’s Message before 11:59 p.m., New York City time, on the Expiration Date.

b.	Holders of ADSs that cannot deliver such ADSs and all other required documents to the U.S. Tender Agent before 11:59 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in “The U.S. Offer—Procedure for Tendering into the U.S. Offer.” Purchaser will not provide guaranteed delivery procedures for Common Shares.

10.	All payments, whether in U.S. dollars or Chilean pesos will be less the amount of any fees, expenses and withholding taxes that may be applicable. Under no circumstances will Purchaser pay interest on the consideration paid for Common Shares pursuant to the U.S. Offer, regardless of any delay in making such payment.

You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from U.S. Information Agent at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

provida@dfking.com

U.S. Toll Free Number for holders of securities: (800) 290-6427

U.S. Collect Number for banks and brokers: (212) 269-5550

A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

INSTRUCTION FORM FOR ADSs OF PROVIDA

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

BOX 1

INSTRUCTION TO TENDER ADSs

(Please return this form to the brokerage firm or other nominee maintaining your account.)

Please tender the ADSs held by you for my account as indicated below:

Number of ADSs to Be Tendered*:

Account Number:

Name(s) (please type or print):

Address(es) (please type or print):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

Signature(s):

Dated:                                  , 2013

*	Unless otherwise indicated, it will be assumed that all ADSs held by us (or our nominee(s)) for your account are to be tendered.

BOX 2

CHILEAN PESOS PAYMENT ELECTION & DELIVERY INFORMATION

☐	Check this box and provide the information for delivery below ONLY if you wish to receive all (but not part) of the purchase price of ADSs purchased (less the amount of any fees, expenses and withholding taxes that may be applicable) by wire transfer of Chilean pesos. You will not be charged an additional amount if you elect to receive payment of the purchase price in Chilean pesos. U.S. dollars will be converted to Chilean pesos by the Purchaser at the exchange rate (dólar observado) in effect on September 30, 2013, as published by the Chilean Central Bank (Banco Central de Chile) in the Chilean Official Gazette pursuant to No. 6 of Chapter I of the Compendio de Normas de Cambios Internacionales of the Chilean Central Bank.

Name of Bank:

Account Number:

Name of Account Holder:

RUT (Chilean Tax I.D.) of Account Owner:

Name of Submitting DCV Participant:

Address of Submitting DCV Participant:

Name and Telephone Number of Contact at DCV Participant:

If you do not check the box in this Box 2 or do not provide the information for delivery requested above, you will receive payment by check in U.S. dollars.

BOX 3

IMPORTANT

Sign Here*:

Dated:                                  , 2013

Name(s) (please type or print):

Capacity (full title):

Address (with zip code):

Area Code and Telephone Number:

*	Must be signed by the U.S. holder(s) EXACTLY as name(s) appear(s) on ADS(s), or in DRS or in the Provida Global BuyDIRECT Plan as registered on the books of the ADS Depositary or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.

Please also complete, execute and deliver the applicable IRS Form.

Print or type

See Specific Instructions on page 2.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:	☐	Individual/ sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)								▶			☐	Exempt payee
☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

VOLUNTARY CORPORATE ACTIONS COY: PVDB

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

VOLUNTARY CORPORATE ACTIONS COY: PVDB

Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

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Form W-9 (Rev. 12-2011)	Page 4

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor *
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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